UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): August 31, 2023
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Altus Power, Inc.
(Exact name of registrant as specified in its charter)
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Delaware (State or other jurisdiction of incorporation or organization)	001-39798 (Commission File Number)	85-3448396 (I.R.S. Employer Identification Number)
2200 Atlantic Street, 6th Floor Stamford, CT 06902
(Address of principal executive offices and zip code)
(203) 698-0090
(Registrant's telephone number, including area code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:
Title of each class	Trading Symbol	Name of each exchange on which registered
Class A common stock, par value $0.0001	AMPS	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 12b-2 of the Exchange Act.
Emerging growth company    ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On August 31, 2023, the audit committee (the “Audit Committee”) of the Board of Directors of Altus Power, Inc. (the “Company”) approved the appointment of Grant Thornton LLP (“GT”), as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023, effective immediately concurrent with the dismissal of Deloitte & Touche LLP (“Deloitte”). During the Company’s two most recent fiscal years (fiscal years ended December 31, 2022 and 2021), respectively, and the subsequent interim period through August 31, 2023, neither the Company nor anyone on its behalf consulted GT regarding any of the matters set forth in Item 304(a)(2)(i) or (ii) of Regulation S-K.

The Audit Committee recently conducted a competitive process to determine the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Several independent accounting firms were invited to participate in this process, including Deloitte, which had been previously engaged as the Company’s independent registered public accounting firm.

As a result of this competitive process, the decision to change the Company’s independent registered public accounting firm and, accordingly, to dismiss Deloitte, was approved by the Audit Committee on August 31, 2023, and Deloitte was dismissed effective as of August 31, 2023.

Deloitte’s reports on the Company’s consolidated financial statements for the fiscal years ended December 31, 2022 and 2021, respectively, did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s fiscal years ended December 31, 2022 and 2021, respectively, and the subsequent interim period through August 31, 2023, there were no (i) disagreements (within the meaning of Item 304(a)(1)(iv) of Regulation S-K and the related instructions thereto) with Deloitte on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure that, if not resolved to the satisfaction of Deloitte, would have caused Deloitte to make reference thereto in its reports covering the Company’s consolidated financial statements for such periods and (ii) reportable events (as defined in Item 304(a)(1)(v) of Regulation S-K), except for the disclosure of the material weaknesses in the Company's internal controls over financial reporting as disclosed in Part II, Item 9A of the Company's Annual Report on Form 10-K for the year ended December 31, 2022.

This reportable event was discussed among the Audit Committee and Deloitte. Deloitte has been authorized by the Company to respond fully to the inquiries of GT, the successor independent registered public accounting firm, concerning this reportable event.

The Company provided Deloitte with a copy of the foregoing disclosures and requested that Deloitte furnish a letter addressed to the SEC stating whether it agrees with the above disclosures and, if not, stating the respects in which it does not agree. A copy of Deloitte’s letter to the SEC, dated August 31, 2023, which confirms agreement with the above disclosures, attached as Exhibit 16.1 hereto.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit Number	Description
16.1	Letter of Deloitte & Touche LLP dated as of August 31, 2023
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 1st day of September, 2023.

Altus Power, Inc.

By:	/s/ Gregg J. Felton
Name:	Gregg J. Felton
Title:	Co-Chief Executive Officer and Director